UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to ABL Facility

On July 15, 2015, Navistar, Inc. (the “Borrower”) entered into an Amendment No. 3 (the “ABL Amendment”) to the Amended and Restated ABL Credit Agreement (as amended by Amendment No. 1, dated April 2, 2013, and Amendment No. 2, dated July 3, 2014, the “ABL Credit Agreement”), dated as of August 17, 2012, among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, pursuant to which (i) certain provisions were modified to permit the incurrence of up to $352,500,000 of additional term loans and the issuance of up to $200,000,000 of additional senior notes, (ii) the permitted receivables financing basket was increased from $25,000,000 to $50,000,000, (iii) the cash dominion trigger and certain of the definitional provisions were modified and (iv) the maturity date was extended by one year. The ABL Amendment had no impact on the aggregate commitment level under the ABL Credit Agreement, which remains at $175,000,000. The Borrower paid a fee of $262,500 to its asset based lenders in connection with the ABL Amendment.

The foregoing description of the ABL Amendment is qualified in its entirety by reference to the ABL Amendment, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment No. 3 to the Amended and Restated ABL Credit Agreement, dated July 15, 2015, among Navistar, Inc., as Borrower, the financial institutions party thereto, and Bank of America, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Walter G. Borst
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: July 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amendment No. 3 to the Amended and Restated ABL Credit Agreement, dated July 15, 2015, among Navistar, Inc., as Borrower, the financial institutions party thereto, and Bank of America, N.A., as Administrative Agent.